Exhibit 4.6

EXECUTION VERSION

GENENTECH, INC.

4.40% Senior Notes due 2010
4.75% Senior Notes due 2015
5.25% Senior Notes due 2035

REGISTRATION RIGHTS AGREEMENT

July 18, 2005

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

               Genentech, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of its 4.40% Senior Notes due 2010 (the “2010 Notes”), $1,000,000,000 aggregate principal amount of its 4.75% Senior Notes due 2015 (the “2015 Notes”) and $500,000,000 aggregate principal amount of its 5.25% Senior Notes due 2035 (the “2035 Notes,” and together with the 2010 Notes and the 2035 Notes, the “Securities”), upon the terms set forth in the Purchase Agreement between the Company and the Representatives dated July 13, 2005 (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Securities. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

               1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“2010 New Securities” shall mean debt securities of the Company identical in all material respects to the 2010 Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate).

“2015 New Securities” shall mean debt securities of the Company identical in all material respects to the 2015 Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate).

“2035 New Securities” shall mean debt securities of the Company identical in all material respects to the 2035 Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate).

“2010 Notes” shall have the meaning set forth in the preamble hereto.

“2015 Notes” shall have the meaning set forth in the preamble hereto.

“2035 Notes” shall have the meaning set forth in the preamble hereto.

               “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               “Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

               “Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act and its affiliates.

               “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

               “Closing Date” shall mean the date of the first issuance of the Securities.

               “Commission” shall mean the Securities and Exchange Commission.

               “Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.

               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               “Exchange Offer Registration Period” shall mean the earlier of (i) the 90-day period following the consummation of the Registered Exchange Offer and (ii) the date no Exchanging Holder owns any Registrable Securities.

               “Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the

Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               “Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for New Securities.

               “Final Memorandum” shall mean the offering memorandum, dated July 13, 2005 relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

               “Holder” shall have the meaning set forth in the preamble hereto; provided that “Holder” shall mean the registered holder of such Securities in any context herein providing for obligations of the Company the performance of which requires actual knowledge of the identity of beneficial holders of any Securities other than the registered holder thereof.

               “Holders Counsel” shall mean one legal counsel appointed by the Holders of a majority of Registrable Securities included in any Shelf Registration Statement.

               “Indenture” shall mean the indenture relating to the Securities, to be dated as of the original issuance of the Securities, between the Company and The Bank of New York.

               “Initial Placement” shall have the meaning set forth in the preamble hereto.

               “Initial Purchaser” shall have the meaning set forth in the preamble hereto.

               “Losses” shall have the meaning set forth in Section 6(d) hereof.

               “Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of each of the 2010 Notes, the 2015 Notes and the 2035 Notes that constitute Registrable Securities.

               “Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

               “NASD Rules” shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

               “New Securities” shall mean the 2010 New Securities, the 2015 New Securities and the 2035 New Securities.

               “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

               “Purchase Agreement” shall have the meaning set forth in the preamble hereto.

               “Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

               “Registrable Securities” shall mean (i) Securities other than those that have been either (A) registered under a Registration Statement and disposed of in accordance therewith or (B) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission and (ii) any New Securities resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act; provided that “Registrable Securities” shall not include any Securities that were eligible for exchange in the Registered Exchange Offer, but were not so exchanged through the failure on the part of the Holder thereof to participate in the Registered Exchange Offer and, provided, further, that such Holder was permitted by applicable law to participate in the Registered Exchange Offer.

               “Registration Default” shall have the meaning set forth in Section 8 hereof.

               “Registration Default Damages” shall have the meaning set forth in Section 8 hereof.

               “Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

               “Securities” shall have the meaning set forth in the preamble hereto.

               “Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

               “Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

               “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               “Trustee” shall mean the trustee with respect to the Securities under each of the Indenture.

               “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

               “underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

               2. Registered Exchange Offer. (a) Except as a result of an event described in Section 3(a)(i) or 3(a)(ii) hereof, the Company shall prepare and, not later than 150 days following the Closing Date, shall use its reasonable efforts to file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 240 days of the Closing Date.

        (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall commence promptly the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Company, acquires the New Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer).

        (c) In connection with the Registered Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

          (iii) use its reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

          (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of either of them;

          (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

          (vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

          (vii) comply in all respects with all applicable laws.

        (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

          (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (ii) deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

        (e) As a condition to participation in the Registered Exchange Offer, each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder in either case using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, as a condition to participation in the Registered Exchange Offer, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that prior to and effective as of the time of the consummation of the Registered Exchange Offer:

          (i) any New Securities received by such Holder will be acquired in the ordinary course of business;

          (ii) such Holder is not engaged in and does not intend to engage in, and will have no arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

          (iii) such Holder is not an Affiliate of the Company.

               3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, (A) the Company determines that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof or (B) New Securities received by the Holders in the Registered Exchange Offer for the Notes are not or would not be upon receipt, transferable by each such Holder without restriction under the Act; (ii) for any other reason the Registered Exchange Offer is not consummated within 280 days of the date hereof; (iii) prior to the completion of the Registered Exchange Offer, any Initial Purchaser shall reasonably notify the Company in writing that such Initial Purchaser was prohibited by law or Commission policy from participating in the Registered Exchange Offer or (iv) the Registered Exchange Offer has been completed and a Registration Statement must be filed and a Prospectus must be delivered by the Initial Purchasers in connection with any sale or offer of Registrable Securities in order for the Initial Purchasers to receive freely tradeable New Securities pursuant to Section 2(f) hereof, the Company shall use reasonable efforts to effect a Shelf Registration Statement in accordance with subsection (b) below.

        (b) (i) The Company shall as promptly as practicable, file with the Commission and shall use its reasonable efforts to cause to be declared effective under the Act within 120 days after so required or requested, a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that in no event shall the Company be required to file or cause to be effective any such Shelf Registration Statement before the date on which it is required to file or cause to be effective, as applicable, the Exchange Offer Registration Statement pursuant to Section 2 hereof; and provided, further, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to a Holder; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (ii) The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (A) the date upon which all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) are sold pursuant to Rule 144 or saleable pursuant to Rule 144(k) under the Act or (C) two years from the date of this Agreement.

          (iii) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

               4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

               (a) The Company shall:

          (i) furnish to each of the Representatives and to one counsel for the Holders, not less than three Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose;

          (ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

          (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; provided that such Initial Purchaser shall timely provide such information required by Sections 507 and 508 of Regulation S-K; and

          (iv) in the case of a Shelf Registration Statement, use reasonable efforts to include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders in the Prospectus (or a supplement to the Prospectus).

        (b) The Company shall ensure that (except with respect to information provided by Holders for inclusion therein):

          (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

          (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (c) The Company shall advise the Representatives, the selling securityholders listed in any Shelf Registration Statement (or a prospectus supplement thereto) and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by any Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension and, until such time, Holders shall be obligated to refrain from using such Prospectus):

          (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

          (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

        (d) The Company shall use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as practicable the withdrawal thereof.

        (e) If a Holder so requests and such information is not publicly available through the Commission’s Edgar system or otherwise, the Company shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference all exhibits thereto (including exhibits incorporated by reference therein).

        (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement, subject to the obligation of Holders to cease using the Prospectus or such amendment or supplement upon notice by the Company as provided in (c) above.

        (g) If requested and such information is not available through the Commission’s Edgar system or otherwise publicly available, the Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

        (h) The Company shall promptly deliver to each Initial Purchaser and each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser and any Exchanging Dealer following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement, subject to the obligation of Holders to cease using the Prospectus or such amendment or supplement upon notice by the Company as provided in (c) above.

        (i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process or subject itself to taxation, in any such jurisdiction where it is not then so subject.

        (j) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

        (k) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

          (ii) Upon the occurrence or existence of any pending corporate development or any other event or circumstance that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the selling securityholders listed in such Shelf Registration Statement (or a prospectus supplement thereto) that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such selling securityholder’s receipt or deemed receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In the event that the Company gives such notice, unless and until the period during which the availability of the Shelf Registration and any Prospectus is suspended pursuant to this clause (ii) (the “Deferral Period”) shall have exceeded 45 days in any three-month period or 90 days in any twelve-month period, Registration Default Damages shall not accrue.

        (l) Not later than the effective date of any Registration Statement, the Company shall use reasonable efforts to provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

        (m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

        (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

        (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder (including reasonable and customary representations regarding the ownership and right to sell the Securities included in such Shelf Registration Statement) and the distribution of such securities as the Company may from time to time reasonably request for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

        (p) In the case of any Shelf Registration Statement, if requested by the Majority Holders, the Company shall enter into an underwriting agreement in customary form and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and cause the underwriting agreement to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

        (q) In the case of any Shelf Registration Statement, the Company shall, subject to the last sentence of this clause (q):

          (i) make reasonably available for inspection by any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such underwriter or Holders Counsel all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

          (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such underwriter, attorney, accountant or agent or Holders Counsel in connection with any such Registration Statement as is customary for similar due diligence examinations;

          (iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten resale offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

          (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any)

addressed to the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings, provided that, in the case of non-underwritten resales from a Shelf Registration Statement, such opinions will be addressed to the Holders of the Securities sold in such offering;

          (v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten resale offerings; and

          (vi) deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, if any, or Holders Counsel including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder. Notwithstanding the foregoing, the Company shall only be required to grant Holders Counsel the rights provided in this clause (q) once in any 12 month period.

In connection with such Shelf Registration Statement, the Company may require each Holder and Holders Counsel to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that Holders

Counsel shall be permitted to discuss the results of its due diligence examination with any of the Holders.

        (r) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the New Securities, the Company shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

        (s) The Company shall use its reasonable efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

        (t) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall reasonably assist such Broker-Dealer in complying with the NASD Rules.

        (u) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

               5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements (not in excess of $75,000) of one firm or counsel (which shall initially be Skadden, Arps, Slate, Meagher & Flom LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith. Each Holder of securities included in any Shelf Registration Statement shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

               6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the

Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

          The Company also agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

   (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs such Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

   (c) Promptly after receipt by an indemnified party under this Section 6 or written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds received from the Initial Placement (before deducting expenses) of the 2010 Notes, the 2015 Notes and the 2035 Notes as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

               7. Underwritten Registrations. (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, provided that such Managing Underwriters are reasonably acceptable to the Company.

        (b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

               8. Registration Defaults. (A) Notwithstanding any other provision of this Agreement, the Company shall not be required to make any filing, amendment or supplement or cause, maintain or pursue any registration or effectiveness, or co-operate in furtherance thereof, if it determines in good faith that such action would be injurious or detrimental to its interests or business; provided that such determination shall not affect the rights of Holders of Securities pursuant to Section 8(B) hereof. (B) If any of the following events shall occur (a “Registration Default”), then the Company shall pay liquidated damages (the “Registration Default Damages”) to the Holders of Securities in respect of the Securities as follows:

        (a) if any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, then Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.50% per annum thereafter; or

        (b) if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date by which reasonable efforts are to be used to cause such effectiveness under this Agreement, then commencing on the day after such specified date, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.50% per annum thereafter; or

        (c) if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement, then commencing on the day the Registration Statement ceases to be effective, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 90 days from and including such date on which the Registration Statement ceases to be effective and 0.50% per annum thereafter;

provided, however, that (1) upon the filing of the Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), or (3) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (c) above), Registration Default Damages shall cease to accrue.

Notwithstanding any other provision of this Agreement, Registration Default Damages shall be the exclusive monetary remedy for failure to register the exchange or resale of Securities or to maintain effectiveness thereof or for any Registration Default, provided that if liquidated damages are deemed unenforceable, the Holders shall be entitled to monetary damages in an equivalent amount. In no event shall the Company be required to pay Registration Default Damages in excess of 0.50% per annum, whether or not multiple Registration Defaults exist.

               9. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

               10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding affected by such amendment; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8(B) hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority

Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

               11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, telex, telecopier, registered mail return receipt requested or air courier guaranteeing overnight delivery:

        (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the 2010 Indenture, the 2015 Indenture or the 2035 Indenture, as the case may be;

        (b) if to the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

        (c) if to the Company, initially at its address set forth in the Purchase Agreement.

               All such notices and communications shall be deemed to have been duly given and received when (i) confirmation is received with respect to telex or telecopier or (ii) delivered with respect to hand-delivery, air courier guaranteeing overnight delivery or registered mail return receipt requested.

               The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

               12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

               13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities and the New Securities, and the indemnified persons referred to in Section 6 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder by taking or holding such Securities and giving reasonable evidence in satisfaction thereof may specifically enforce the provisions of this Agreement as if an original party hereto and shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such securities shall be held subject to all the terms of this Agreement.

               14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

               15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

               16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

               17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

               18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Genentech, Inc.

By:	/s/ Thomas T. Thomas

Name: Thomas T. Thomas
Title: Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.

By: Citigroup Global Markets Inc.

By:	/s/ Gerard L. Eastman, Jr.

Name: Gerard L. Eastman, Jr.
Title: Managing Director

By: Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

ANNEX A

               Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

ANNEX B

               Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See “Plan of Distribution”.

ANNEX C

PLAN OF DISTRIBUTION

               Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ___, ___, all dealers effecting transactions in the new securities may be required to deliver a prospectus.

               The company will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

               For a period of 90 days after the expiration date, the company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any person to participate in a distribution of the New Securities. If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchange for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.